Exhibit 5.1

1 April 2026	Our Ref: RN/MS/dss/W3229-A04905

Kestra Medical Technologies, Ltd. Cumberland House, 7th Floor 1 Victoria Street Hamilton, HM11 Bermuda

Dear Addressee

KESTRA MEDICAL TECHNOLOGIES, LTD. (THE “COMPANY”)

We have been asked to provide this legal opinion to you with regard to the laws of Bermuda in connection with the preparation and filing on behalf of the Company of an automatic shelf registration statement on Form S-3 ASR including any related prospectuses and prospectus supplements, if any, exhibits and other documents (as may be amended or supplemented, the “Registration Statement”), filed by the Company on or about 1 April 2026 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering of an indeterminate amount of common shares, par value $1.00 per share of the Company (the “Common Shares”) that may be offered or sold by the Company from time to time, at prices and on terms that will be determined at the time of the relevant offering.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1 (the “Documents”).

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Bermuda Barristers and Attorneys and express no opinion as to any laws other than the laws of Bermuda in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of Bermuda, we are of the opinion that the Common Shares have been duly authorised and will be validly issued, fully paid and non-assessable upon payment for and delivery of the Common Shares as contemplated in the Registration Statement and the applicable prospectus supplement for the relevant offering.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the issuer of the Common Shares as described in the Registration Statement and may not be relied upon by any other person without our prior written consent.

Walkers (Bermuda) Limited

Park Place, 55 Par La Ville Road, Hamilton HM11, Bermuda

T +1 441 242 1500 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

The title of “partner’ is used to refer to a consultant or employee of Walkers (Bermuda) Limited with equivalent standing and qualifications

WALKERS	Page 2

We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement as Exhibit 5.1 and to reference this firm under the caption “Legal Matters” in the Registration Statement, and we hereby consent thereto.

This opinion shall be construed in accordance with the laws of Bermuda.

Yours faithfully

/s/ WALKERS (BERMUDA) LIMITED

WALKERS (BERMUDA) LIMITED

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 20 May 2021, the Memorandum of Association as registered on 20 May 2021 (the “Memorandum of Association”), the Amended and Restated Bye-laws (the “Bye-laws”) of the Company as adopted on 7 March 2025, Register of Members, Register of Directors and Officers and the Certificate of Deposit of Memorandum of Increase of Share Capital in each case of the Company, copies of which have been provided to us by the Company’s secretary, being Maples Corporate Services (Bermuda) Limited (together, the “Company Records”).

2.

A copy of the certified extract of the minutes of the meeting of the board of directors of the Company held on 11 March 2026 in which the board of directors approved resolutions relating to the filing of a shelf registration statement in connection with the future issuance of Common Shares (the “Resolutions”).

3.	A copy of the final form of the Registration Statement.

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.

There are no provisions of the laws of any jurisdiction outside Bermuda which would be contravened by the execution or delivery of the Documents or in any contracts or instruments, including but not limited to indentures and instruments, prepared in relation to the offer and creation of any of the Shares, as contemplated by the Registration Statement and, insofar as any obligation expressed to be incurred under the Registration Statement is to be performed in or is otherwise subject to the laws of any jurisdiction outside Bermuda, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside Bermuda to ensure the legality, validity and enforceability of an Offering pursuant to the Registration Statement and the related prospectus supplement thereto, including obtaining consideration for the issuance of the Common Shares as contemplated by the Registration Statement and the related prospectus supplement thereto have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

3.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Registration Statement are genuine and are those of a person or persons given power to execute the Registration Statement under the Resolutions or any power of attorney given by the Company to execute the Registration Statement. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Any translations are a true translation of the original document they purport to translate. The Registration Statement conforms in every material respect to the latest drafts of the same produced to us.

4.	The Memorandum of Association and Bye-laws reviewed by us are the memorandum of association and amended and restated bye-laws of the Company and are in force at the date hereof.

5.	The Company Records are complete and accurate and all matters required by law and the Memorandum of Association and Bye-laws to be recorded therein are so recorded.

6.

The Resolutions have been duly executed by or on behalf of each director or shareholder, as applicable, of the Company and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

WALKERS	Page 5

SCHEDULE 3

QUALIFICATIONS

1.	We express no opinion upon any provisions in the Documents which contain a reference to any law or statute that is not a Bermudian law or statute.

2.

Except as explicitly stated in this opinion, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

3.

“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no member shall be:

(a)	obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and

(b)

bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which they became a member, if and so far as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise to pay money to, the Company.